Exhibit 4.6

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called this “Agreement”) is dated as of December 23, 2004 among (i) J. ARON & COMPANY, as Interest Hedge Secured Party under the Interest Hedge Contract (as defined below), and (ii) THE BANK OF NEW YORK, as trustee (in such capacity, together with its successors and assigns, the “Trustee”) for the holders of the Senior Notes (as defined below) issued under the Indenture (as defined below), (iii) THE BANK OF NEW YORK, as Collateral Agent (as defined below) and (iv) the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 6 of this Agreement.

RECITALS

1. On the date hereof, the Company and GCUK (together with any subsidiaries of GCUK which are, or will in the future be, required by one or more Financing Documents to become “Pledgors,” the “Pledgors”) will execute and deliver to the Collateral Agent the collateral documents identified on Schedule 1 hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, or adding additional security or additional indebtedness as secured obligations thereunder as required herein, the “Security Documents”). All collateral from time to time pledged or subject to or purported to be pledged or subject to the Lien of the Security Documents (whether or not such Lien is determined to be unperfected or subject to avoidance) is collectively referred to herein as the “Collateral”.

2. On the date hereof, GLOBAL CROSSING (UK) FINANCE PLC (the “Company”), is issuing $200 million in aggregate principal amount of Senior Secured Notes due 2014 (the “Dollar Notes”) and £105 million in aggregate principal amount of Senior Secured Notes due 2014 (the “Pound Notes” and, together with the Dollar Notes and any Additional Notes (as defined in the Indenture referred to below) that may be issued pursuant to the Indenture, the “Senior Notes”), in each case under an Indenture dated as of the date hereof among the Company, Global Crossing (UK) Telecommunications Limited (the “GCUK”), STT Communications Ltd. and the Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Indenture”), which Senior Notes are secured by the Collateral pursuant to the Security Documents.

3. On or prior to the date hereof, the Company will enter into an Interest Hedge Contract (as defined below) with J. Aron & Company and it is desired that the obligations of the Company under such Interest Hedge Contract, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Hedging Obligations”), be secured by the Collateral pursuant to the Security Documents. It is contemplated that, from time to time, the Company may enter into interest hedge contracts which replace or supplement the Interest Hedge Contract and it is desired that the obligations of the Company under such additional Interest Hedge Contract be secured by the Collateral pursuant to the Security Documents, provided that for an Interest Hedge Secured Party to receive the benefit of such security, it shall execute and deliver to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof.

4. The Trustee (for its benefit and for the benefit of the respective holders of the Senior Notes), the Collateral Agent and any Interest Hedge Secured Party (collectively, the “Secured Parties”) desire to set forth (i) certain additional provisions regarding the appointment, duties and responsibilities of the Collateral Agent and to set forth certain other provisions concerning the obligations of the Pledgors to the Secured Parties under the agreements referred to in the foregoing recitals and (ii) their agreement as to decisions relating to the exercise of remedies under the Security Documents and certain limitations on the exercise of such remedies.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

Section	1. Definitions.

The following capitalized terms used herein and not otherwise defined herein shall have the definitions set forth below. Terms not defined herein shall have the meanings ascribed to them in the Indenture.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

“Bankruptcy Law” means any law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

“Financing Documents” means, collectively, the Indenture, the Senior Notes, the Interest Hedge Contract and the Security Documents.

“Interest Hedge Contract” means each ISDA Master Agreement and related confirmation and any other currency hedging agreements or documents which may be entered into from time to time by an Obligor with an Interest Hedge Secured Party to effect a Specified Treasury Transaction.

“Interest Hedge Secured Party” means J. Aron & Company and any party to an additional Interest Hedge Contract.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Obligations” shall mean, with respect to any of the Financing Documents, any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, the Obligors under, or in connection with, such Financing Documents, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of such Financing Documents whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Financing Documents, or after the commencement of any case with respect to any Guarantor under the Bankruptcy Law (at the rate provided for in the relevant Financing Documents) (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired.

“Obligors” means the Company and each Guarantor.

“Security Arrangement Agreement” means the Security Arrangement Agreement, dated the Closing Date, among the Company, GCUK, STT Communications Ltd, STT Crossing Ltd, STT Hungary Management Limited Liability Company, the Trustee, the Collateral Agent and each Interest Hedge Secured Party.

“Specified Treasury Transaction” has the meaning provided therefor in the Security Arrangement Agreement.

Section	2. Appointment as Collateral Agent.

The Trustee hereby irrevocably and unconditionally appoints, and each Interest Hedge Secured Party irrevocably and unconditionally appoints, The Bank of New York to serve as security trustee, collateral agent and representative of each such Secured Party under each of the Security Documents (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and irrevocably and unconditionally authorizes the Collateral Agent to act as agent for the Secured Parties for the purpose of executing and delivering, on behalf of all such Secured Parties, the Security Documents and the Security Arrangement Agreement and any other documents or instruments related thereto or necessary or, as determined by the Collateral Agent, desirable to perfect the Liens granted to the Collateral Agent thereunder and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties’ rights in respect of the Collateral and the obligations of the Pledgors under the Security

Documents, and for the purpose of, or in connection with, releasing the obligations of the Pledgors under the Security Documents.

Without limiting the generality of the foregoing, the Collateral Agent is further hereby appointed as agent for each of the Secured Parties to hold the Liens on the Collateral granted pursuant to the Security Documents with, subject to Section 3, sole authority to exercise remedies under the Security Documents. The Collateral Agent is hereby authorized to act as mortgagee under all mortgages, beneficiary under all deeds of trust and as Secured Party under each applicable Security Document and to follow the instructions provided to it under this Agreement.

Each Interest Hedge Secured Party acknowledges that it has seen the Security Arrangement Agreement attached hereto as Exhibit A and that such agreement limits the rights under this Agreement.

Section	3. Provisions Relating to Exercise of Remedies Vested in the Collateral Agent.

(a) The Collateral Agent shall exercise its rights, powers and discretions under this Agreement and the Security Documents or otherwise arising in relation to the Collateral in accordance with the written directions of the Trustee and any rights or obligations of the Collateral Agent hereunder or under the Security Documents shall be subject to the provisions of this Section.

The Collateral Agent shall refrain from exercising any right, power or discretion vested in it under this Agreement or the Security Documents or otherwise arising in relation to the Collateral unless and until instructed by the Trustee as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised (other than any right, power or discretion which is reasonably incidental to any right, power or discretion in relation to which it has received such instructions, in which case the following sentence shall apply). The Collateral Agent may, in the exercise of its duties, obligations and responsibilities hereunder, do any act or thing reasonably incidental, in the opinion of the Collateral Agent, to any instructions received by it from the Trustee which in its discretion it deems advisable for the protection and benefit of the Secured Parties.

The Collateral Agent has executed or shall be executing the Security Documents on behalf of the Secured Parties upon the instructions of the Trustee and shall not be responsible or liable for the legality, validity, effectiveness, genuineness, adequacy, enforceability or sufficiency of any of the Security Documents or the Collateral.

The Collateral Agent shall not be required to take any action that it believes is contrary to law or to the terms of this Agreement or any of the Security Documents or which it believes would subject it or any of its officers, employees or directors to liability, and the Collateral

Agent shall not be required to take any action under this Agreement or any of the Security Documents, unless and until the Collateral Agent shall receive additional indemnities to its satisfaction from the Secured Parties (or the holders represented thereby) against any and all losses, costs, expenses or liabilities in connection therewith.

(b) Each Secured Party executing this Agreement or an acknowledgment hereto agrees that (i) the Collateral Agent shall act as the Trustee may request (regardless of whether the Interest Hedge Secured Party, any other Secured Party or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) the Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not, on its face, conflict with the express terms of this Agreement), (iii) no Secured Party or any holder represented thereby shall have any liability to any other Secured Party or any holder represented thereby for any such request and (iv) if at any time an Interest Hedge Contract is modified such that it no longer effects a Specified Treasury Transaction, it shall lose the benefit of the Collateral. The Collateral Agent shall give prompt notice to all Secured Parties of actions taken pursuant to the instructions of the Trustee; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement or the applicable Security Document of the action so taken or create a cause of action against the Collateral Agent.

(c) Each Interest Hedge Secured Party agrees that the only right of such Secured Party under the Security Documents is for the Obligations owing to such Secured Party to be secured by the Collateral, and to receive a share of the Proceeds of such Collateral, if any, as and when provided in the Security Documents and Section 4 hereof.

(d) The Collateral Agent may at any time request directions from the Trustee as to any course of action or other matter relating hereto or to any Security Document. Directions given by the Trustee to the Collateral Agent hereunder shall be binding on all Secured Parties for all purposes.

(e) Each Secured Party (other than the Trustee) acknowledges and agrees that the Trustee owes no obligation of any kind to any other Secured Party and need not consider the interests of any other Secured Party in determining whether, when or how to direct the Collateral Agent to take or omit to take any action with respect to the Collateral. Each Secured Party (other than the Trustee) further acknowledges and agrees that this Agreement is executed and delivered by the Trustee not individually or personally but solely in its capacity as the Trustee in the exercise of the powers and authority conferred and vested in it under the Indenture for and on behalf of the holders of Senior Notes for which it acts as Trustee and on the basis that the Trustee shall be entitled to the benefit of all of the provisions of the Indenture which are expressed to be in its favor or for its protection. Each Secured Party (other than the Trustee) acknowledges that it understands that the provisions of the Indenture relating to the rights, powers, duties and protections of the Trustee may limit or otherwise affect the actions that the Trustee takes or omits to take pursuant to or in connection with this

Agreement and the Collateral and that such limitations (or the direct or indirect impact thereof) may be adverse to the interests of the other Secured Parties.

(f) (i) Subject to the application of Proceeds (as defined below) pursuant to Section 4, (A) the Collateral Agent may release (without recourse or warranty) the Lien of the Security Documents against any portion or all of the Collateral, to the extent approved by the Trustee and (B) at the request and expense of the Company, the Collateral Agent shall release the Lien of the Security Documents against all of the Collateral and terminate the Security Documents after the Company has certified to the Collateral Agent that all indebtedness under the Senior Notes and the Interest Hedge Contract has been repaid in full and the Indenture and the Interest Hedge Contract have been terminated.

(ii) Subject to the application of Proceeds pursuant to Section 4, upon any sale or other transfer of any Collateral to any Person that is not a Pledgor or Affiliate and such sale or transfer is not prohibited by the Indenture, the Lien of the Security Documents on such Collateral shall be released without recourse or warranty; provided that the Company shall have delivered to the Collateral Agent an Officers’ Certificate of such Company stating that such sale or transfer is not prohibited by the Indenture. In connection with such release, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s request and expense, all documents that such Pledgor shall reasonably request to evidence such termination or release.

(iii) Notwithstanding anything to the contrary in this Section 3(f), (x) any release of Collateral under the Security Documents shall be a release of such Collateral with respect to each Secured Party and (y) if any Lien in any Collateral previously released pursuant to Section 3(f)(i) is subsequently granted to any Secured Party and such Lien does not otherwise comply with Section 4.12 of the Indenture, such Lien must be granted to all Secured Parties, subject to the relative priorities set forth in this Agreement.

(g) Each Secured Party agrees that no Secured Party shall have any right to, and agrees that it shall not, take any action whatsoever to enforce any term or provision of any Security Document or to enforce any of its rights in respect of the Collateral (whether arising under any Financing Document, operation of law, statute or otherwise), it being understood that all rights and remedies under the Security Documents shall be enforced and executed exclusively by the Collateral Agent pursuant to this Agreement.

Each Secured Party (other than the Collateral Agent) agrees that (i) it will provide notices (such notices to be provided in writing and contemporaneously with any notice provided to the Company or any Pledgor) to each other Secured Party and the Collateral Agent with respect to the acceleration of its respective indebtedness or the termination date (or equivalent) under any Interest Hedge Contract; provided, however, that the failure to give any such notice to the other Secured Party shall not affect the effectiveness of any notice given to the Company or any Pledgor or the validity of this Agreement or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party; and (ii) the Secured Parties will not contest each other’s security interest in and/or Liens granted for the benefit of any or all of the Secured Parties in or on any or all of the property or assets of the Company and the Pledgors and their respective subsidiaries or contest the validity of the documents governing their respective security interests and Liens or assert a claim inconsistent with the terms of this Agreement.

Each Secured Party waives any and all rights to (i) require the Collateral Agent to marshal any property or assets of the Pledgors or to resort to any of the property or assets of the Pledgors in any particular order or manner and (ii) require the Collateral Agent to enforce any guaranty or any security interest or Lien to secure the payment of any or all Obligations as a condition precedent or concurrent to taking any action against or with respect to the Collateral.

Section 4.	Application of Proceeds.

(a) Any and all amounts actually received by the Collateral Agent in connection with the enforcement of the Security Documents, including the proceeds of any collection, sale or other disposition of the Collateral or any portion thereof (collectively, “Proceeds”), shall be applied promptly by the Collateral Agent as follows:

First, to the Collateral Agent and any receiver, attorney or agent appointed under or pursuant to a Security Document or this Agreement for all compensation, fees, costs, expenses and liabilities incurred or owed and unpaid, including those incurred in connection with the distribution of such amounts held or realized or in enforcing its remedies under the Security Documents and preserving the Collateral;

Second, to the Trustee or any Agent for all compensation, fees, costs, expenses and liabilities of the Trustee or such Agent incurred or owed under or pursuant to the Indenture and unpaid, including costs of collection;

Third, to the Trustee and the Interest Hedge Secured Parties on a pro rata basis based on (a) with respect to the Trustee, all remaining amounts then due and owing under the Indenture including, without limitation, the principal amount of Senior Notes then outstanding, plus accrued and unpaid interest and additional amounts, if any, thereon and (b) with the respect to each Interest Hedge Secured Party, the net value of Interest Hedge Contracts of such Interest Hedge Secured Party (to the extent relating to Specified Treasury Transactions), if positive, determined at the time of the application of proceeds; and

Fourth, any surplus remaining after such payments shall be paid over to the Company or to whosoever may be lawfully entitled thereto.

Until Proceeds are so applied, the Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.

For the purposes of determining ratable amounts under this Section 4, the Collateral Agent will use the Dollar Equivalent at the time of determination of the indebtedness outstanding.

(b) At the time any Proceeds are applied in accordance with (a) above, if the relevant Interest Hedge Contract is not a Specified Treasury Transaction, then (a) (Third) shall be amended to remove the relevant Interest Hedge Secured Party and such Interest Hedge Secured Party shall not receive any payment.

(c) Payments by the Collateral Agent on account of Proceeds received by Collateral Agent (i) in respect of Hedging Obligations shall be made as directed by the relevant Interest Hedge Secured Party to which such Hedging Obligations are owed; and (ii) in respect of Senior Notes shall be paid to the Trustee for distribution in accordance with the Indenture.

Section 5. Information.

From time to time at the request of the Collateral Agent (including in the event the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the Collateral, or any portion thereof, or to enforce any Security Document, or proposes to take any other action pursuant to this Agreement or requests instructions from the Trustee or the Noteholders as provided herein or pursuant to the Indenture):

(a) each Interest Hedge Secured Party which is party to an Interest Hedge Contract benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the notional amount under such Interest Hedge Contract and the amount payable by the Company or any of its subsidiaries upon early termination of such Interest Hedge Contract at the date of termination as fixed by such Interest Hedge Contract and (ii) any payment received by such Interest Hedge Secured Party to be applied to amounts due upon early termination of such Interest Hedge Contract. Such Interest Hedge Secured Party shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

(b) the Trustee, by executing this Agreement, agrees to promptly notify the Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the Senior Notes under the Indenture and the amount, if any, then due and payable under such Senior Notes and the Indenture, as at such date as the Collateral Agent may specify and (ii) any payment received by such Trustee to be applied to the principal of or interest on the amounts due with respect to the Senior Notes and Senior Notes Documents. The Trustee shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

Section 6.  Additional Interest Hedge Contracts.

(a) Any additional Interest Hedge Secured Party may cause an additional Interest Hedge Contract to be secured by the Security Documents by executing an acknowledgment in the form contained on Annex I, and by delivering such executed acknowledgment to the Collateral Agent, by which such Interest Hedge Secured Party agrees to be bound by the terms of this Agreement.

(b) Notwithstanding (a) above, no additional Interest Hedge Secured Party shall acquire any rights under this Agreement and the Security Documents unless and until it has acceded to the Security Arrangement Agreement as a Hedging Counterparty (as defined therein).

(c) No party may accede to this Agreement as provided in (a) above unless the Interest Hedge Contract to be secured pursuant to such accession to this Agreement is exclusively a Specified Treasury Transaction.

Section 7. Disclaimers,	Indemnity, Etc.

(a) It is expressly understood and agreed by each of the parties to this Agreement that this Agreement is executed and delivered by the Collateral Agent not individually or personally but solely in its capacity as Collateral Agent in the exercise of the powers and authority conferred and vested in it under this Agreement and the Security Documents for and on behalf of the Secured Parties for which it acts as Collateral Agent and it shall have no liability for acting for itself or in any capacity other than as Collateral Agent (including, for the avoidance of doubt, as Trustee) and nothing in this Agreement shall impose on it any obligation to pay any amount out of its own assets. It is further expressly understood and agreed by the parties to this Agreement that in no case shall the Collateral Agent be (i) personally liable, responsible or accountable in damages or otherwise for the actions of any Secured Party, (ii) personally liable, responsible or accountable in damages or otherwise to any other party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by it in good faith in accordance with this Agreement or any of the other Security Documents in a manner that the Collateral Agent believed to be within the scope of the authority conferred on it by this Agreement or any of the other Security Documents or by law, or (iii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other party, all such liability, if any, being expressly waived by the parties and any person claiming by, through or under such party. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not be required to indemnify any other person, whether or not a party to this Agreement, in respect of any losses or liability incurred as a result of or in connection with the transactions contemplated by this Agreement or the other Security Documents.

(b) Notwithstanding any other provision of this Agreement, the Collateral Agent shall not have any obligation to take any action under this Agreement or any other Security Document unless it is indemnified to its satisfaction in its sole discretion in respect of all costs, expenses, losses and liabilities which might in its opinion be incurred by it as a result of or in connection with such action.

(c) The Collateral Agent shall not be deemed to owe any fiduciary duty to any party to this Agreement and, in acting in its capacity as Collateral Agent for the Secured Parties, is not required to have any regard to the interests of any other parties, except as set forth herein. With respect to the other parties to this Agreement, subject to the other provisions of this Section 7, the Collateral Agent undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Security Documents and this Agreement and no implied agreements, covenants or obligations with respect to the other parties shall be read into this Agreement against the Collateral Agent.

(d) The Collateral Agent may

(i) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(ii) rely on any statement made by any person regarding any matters which may be assumed to be within his knowledge or within his power to verify; and

(iii) engage, pay for and rely on professional advisers selected by it (including those representing a party other than the Collateral Agent).

(e) The Collateral Agent is not responsible to any other party for the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of

(i) any Financing Document or any other document;

(ii) any statement or information (whether written or oral) made in or supplied in connection with any Financing Document; or

(iii) any observance by any obligor or by GCUK and its subsidiaries of its obligations under any Financing Document or any other document.

(f) The Collateral Agent is not liable for

(i) any failure in perfecting or protecting the security constituted by any Security Document; or

(ii) any other action taken or not taken by it in connection with a Security Document.

(g) The Collateral Agent may accept, without enquiry, the title (if any) which a Pledgor may have to any asset over which security is intended to be created by any Security Document.

(h) The Collateral Agent has no obligation to insure any asset over which security is intended to be created by any Security Document or the interests of the Secured Parties in any such asset.

(i) The Collateral Agent is not obliged to hold in its own possession any Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Security Document. Without prejudice to the above, the Collateral Agent may allow any bank providing safe custody services or any professional adviser to the Collateral Agent to retain any of those documents in its possession.

(j) Each Secured Party irrevocably authorizes the Collateral Agent to disclose to any other Secured Party any information which is received by the Collateral Agent in its capacity as the Collateral Agent.

(k) The Collateral Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

(l) In acting as the Collateral Agent pursuant to this Agreement, the parties to this Agreement acknowledge and agree that the Collateral Agent shall be entitled to the benefit of all of the provisions of the other Financing Documents (including, without limitation, in respect of the remuneration and indemnification of the Collateral Agent) which are expressed to be either in its favor or for its protection or in favor of the Trustee or for the protection of the Trustee (as if the Collateral Agent were the Trustee), insofar as the same are not contrary to English or U.S. law.

(m) The provisions of this Section 7 shall survive the termination of this Agreement.

Section 8. Miscellaneous.

(a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, e-mailed or sent by first class (or equivalent) mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or e-mail or four Business Days after deposit in the mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 8(a)) shall be as set forth under each party’s name on the signature pages (including acknowledgments) hereof.

(b) This Agreement may be modified or waived only by an instrument or instruments in writing signed by the Collateral Agent with the written consent of the Trustee, except that any modification or waiver (i) adversely affecting a Secured Party’s rights under Section 4 hereof or (ii) that by its terms has a disproportionate (i.e., not ratable) adverse effect on any Secured Party (as opposed to all Secured Parties), in each case, shall also require the written consent of the agent or representative representing such Secured Party; provided, however, that, notwithstanding the foregoing, the written consent of the Secured Parties shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional indebtedness secured by the Collateral and entitled to the benefits of the Security Documents insofar as the foregoing is not prohibited by the Financing Documents benefiting such Secured Party, including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such indebtedness.

(c) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each Secured Party and their respective successors and assigns.

(d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e) This Agreement shall become effective as to the Hedging Arranger and the Trustee listed on the signature pages hereof and the Collateral Agent upon the execution of this Agreement by each of the Hedging Arranger, Trustee and the Collateral Agent and the delivery of each such Person’s counterparts to the Collateral Agent.

(f) If any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Company and its subsidiaries agree that they shall not raise such violation as a defense to the enforcement by any other Secured Party under the Financing Documents.

(g) Each of the parties hereto authorizes the Collateral Agent to execute and file on its behalf all such further documents and instruments, and authorizes the Collateral Agent to perform such other acts, as may be reasonably necessary or advisable to effectuate the purposes of this Agreement.

(h) If any provision of this Agreement shall be inconsistent with, or contrary to, any provisions in any Financing Document or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Financing Document.

(i) Notwithstanding paragraph (h) above, if any provision of this Agreement shall be inconsistent with or contrary to any provision in the Security Arrangement Agreement, the applicable provision in the Security Arrangement Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provision contained in the Security Arrangement Agreement.

(j) Each of the Secured Parties shall, upon request of the other or others, provide copies of all other documentation relevant to the Collateral.

(k) Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise.

(l) The Pledgors shall pay to the Collateral Agent upon demand the amount of any and all expenses of the Secured Parties and the Collateral Agent reasonably incurred by the Collateral Agent or such Secured Party (including, without limitation, the fees and expenses of counsel for the Secured Parties and the Collateral Agent) from time to time in connection with the exercise or enforcement of any of their respective rights, interests or remedies under and pursuant to the Security Documents and this Agreement, and for the avoidance of doubt, in each case including such rights, interests and remedies under and pursuant to this Agreement. All such amounts shall constitute part of the Obligations under such Security Documents.

(m) The Collateral Agent may demand specific performance of this Agreement. Each of the Secured Parties hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Collateral Agent.

(n) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11 (m).

(o) Anything contained in this Agreement to the contrary notwithstanding, each Secured Party shall no longer be a party from and after such time as all of the Obligations owing to such Secured Party and secured by any of the Security Documents, or the instruments representing the same, shall have ceased to be outstanding by virtue of the indefeasible payment in full in cash thereof or the cancellation thereof or delivery for cancellation thereof in accordance with the terms of the relevant Financing Documents.

(p) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(q) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court referred to in paragraph (o) of this Section 8. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(r) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK, as Trustee

By:
Title:

Notice Address:

The Bank of New York
One Canada Square
London E14 5AL
Attn: Corporate Trust Administration
Facsimile: +44(0)207 964 6399

THE BANK OF NEW YORK, as Collateral Agent

By:
Title:

Notice Address:

With a copy to:

J. Aron & Company

By:
Title:

Notice Address:

With a copy to:

Schedule 1

Collateral Documents

Annex 1

The undersigned, by its execution of this Agreement on [                                    ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Interest Hedge Secured Party, by the foregoing provisions of this Agreement, as of [                    ] as if it were an original party hereto. In addition, a copy of the applicable Interest Hedge Contract as of [                    ] is attached to this signature page. The undersigned represents and warrants that such Interest Hedge Contract is a Specified Treasury Transaction.

[INTEREST HEDGE SECURED PARTY]

By:
Title:

Notice Address:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK, as Trustee

By:	/s/ Daniel Wynne
	Title:	Daniel Wynne, VP

Notice Address:

The Bank of New York
One Canada Square
London E14 5AL
Attn: Corporate Trust Administration
Facsimile: +44(0)207 964 6399

(signature page to Intercreditor and Collateral Sharing Agreement)

THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ Daniel Wynne
	Title:	Daniel Wynne, VP

Notice Address:

(signature page to Intercreditor and Collateral Sharing Agreement)

J. Aron & Company

By:	/s/
Title:

Notice Address:

Swap Operations
J. Aron & Company
85 Broad Street
New York, NY 10004
Telephone No.: 212-357-7836
Facsimile No.: 212-902-5692

(signature page to Intercreditor and Collateral Sharing Agreement)

Schedule 1

Collateral Documents

Annex 1

The undersigned, by its execution of this Agreement on [                    ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Interest Hedge Secured Party, by the foregoing provisions of this Agreement, as of [            ] as if it were an original party hereto. In addition, a copy of the applicable Interest Hedge Contract as of [            ] is attached to this signature page. The undersigned represents and warrants that such Interest Hedge Contract is a Specified Treasury Transaction.

[INTEREST HEDGE SECURED PARTY]

By:
Title:

Notice Address:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK, as Trustee

By:	/s/ Daniel Wynne
	Title:	Daniel Wynne, VP

Notice Address:

The Bank of New York
One Canada Square
London E14 5AL
Attn: Corporate Trust Administration
Facsimile: +44(0)207 964 6399

(signature page to Intercreditor and Collateral Sharing Agreement)

THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ Daniel Wynne
	Title:	Daniel Wynne, VP

Notice Address:

(signature page to Intercreditor and Collateral Sharing Agreement)

J. Aron & Company

By:	/s/
Title:

Notice Address:

Swap Operations
J. Aron & Company
85 Broad Street
New York, NY 10004
Telephone No.: 212-357-7836
Facsimile No.: 212-902-5692

(signature page to Intercreditor and Collateral Sharing Agreement)